EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan of Cellegy Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated March 11, 1996, with respect to the financial statements of Cellegy Pharmaceuticals, Inc., included in its Annual Report (Form 10-KSB), filed with the Securities and Exchange Commission for the year ended December 31, 1995.





         Walnut Creek, California
         June 12, 1996.

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